News Release

Ritchie Bros. achieves a record $1 billion+ of Gross Auction Proceeds in first quarter

•	US$1.02 billion of equipment, trucks and other assets sold through 51 auctions and EquipmentOne during Q1 2016
•	6.8% growth in gross auction proceeds (“GAP”) compared to the first quarter of 2015
•	New first quarter GAP record; first time GAP surpassed $1 billion in the first quarter

VANCOUVER, April 7, 2016 – Ritchie Bros. Auctioneers (NYSE and TSX: RBA, the “Company”), the world’s largest industrial auctioneer, is pleased to announce it sold more than US$1 billion worth of equipment, trucks and other assets during the first quarter of 2016—representing 6.8% GAP growth compared to the first quarter of 2015, and a new first quarter GAP record.

During the quarter Ritchie Bros. held 51 auctions (industrial and agricultural), including 29 auctions held outside of the United States. As the Company reports in US dollars, GAP growth reported for auctions held outside of the US was impacted by foreign exchange and fluctuating exchange rates relative to prior periods. On an organic basis, using the same exchange rates during the first quarter of 2015, GAP grew 9.0% in the first quarter of 2016 compared to the same quarter of 2015.

“I’m very pleased with our strong auction performance during the first quarter of 2016, especially in light of the challenging comp we were presented with for March of last year—when we held a $54 million dollar offsite auction that was not repeated in 2016,” said Ravi Saligram, CEO, Ritchie Bros. “Our sales and operations teams around the globe rallied, and our marketing team worked tirelessly to help generate record-breaking auction crowds and top sales values for our customers. Their combined efforts allowed us to achieve many new auction site records, and surpass $1 billion of GAP for the first time during the first quarter.”

Gross Auction Proceeds:

(in U.S. $ millions)	2016	2015	Growth	Organic growth[1] (using the same foreign exchange rates as 2015 period)
March	$620	$580	6.9%	8.8%
February*	$400	$375	6.7%	9.3%
Q1	$1,020	$955	6.8%	9.0%

* No live auctions were held in January 2016 or 2015. All assets sold on EquipmentOne in January have been moved into February’s totals.

1 Like many businesses, Ritchie Bros.' performance can be affected by changing foreign exchange (FX) rates. As a reminder, Ritchie Bros. discloses all financial figures in U.S. dollars (unless otherwise noted), but operates in over 19 countries. To provide investors with a better understanding of organic growth, which removes the impact of foreign exchange rate changes relative to the prior year, we have broken out both reported (FX impacted) GAP growth and organic (FX normalized) GAP growth results. Ritchie Bros. defines organic growth as an improvement in current year performance compared to prior year performance, where current year performance is measured using foreign exchange Rates consistent with those of the comparative year ago period. The Company believes that using organic growth information is important in evaluating the operational health of the business.

News Release

Strong auction performance

GAP growth during the first quarter of 2016 was due mostly to larger auctions held, relative to comparable auctions last year, and the addition of several new auctions in the first quarter, which largely offset the 2015 auctions not repeated in the first quarter this year. Auction highlights during the first quarter of 2016 include:

•	The US$172 million Orlando, Florida auction (February 15 – 19, 2016): typically one of the largest auctions held by Ritchie Bros. each year, this auction attracted record crowds, with more than 9,850 bidders registering for the sale.

•	The CA$120+ million Edmonton, Alberta auction (February 24 – 26, 2016): the largest February auction Ritchie Bros. has held in Edmonton (GAP grew 43% and bidder registrations grew 50% from the comparable auction last year)

•	The US$41+ million Dubai, UAE auction (March 1 – 2, 2016): a sale that achieved 54% GAP growth relative to the March Dubai auction last year.

•	The CA$62+ million Grande Prairie, Alberta auction (March 14 – 15, 2016): a new sale added to the auction calendar in 2016, and the largest Grande Prairie auction ever held by Ritchie Bros.

•	The US$46+ million Denver, Colorado auction (March 17 – 18, 2016): the largest Denver auction ever held by Ritchie Bros. (GAP doubled from the comparable auction last year)

•	The CA$24+ million Bonanza, Alberta auction (March 30, 2016): the largest ‘on-the-farm’ agricultural auction Ritchie Bros. has ever held.

Q1 2016 Industrial Auction Metrics:

(in U.S. $ billions)	Q1 2016	Q1 2015	Growth
Number of industrial auctions	42	40	5.0%
Number of agricultural auctions	9	8	12.5%
Registered Bidders	125,500	106,500	17.8%
Buyers	31,750	25,200	26.0%
Consignors	11,300	8,900	27.0%
Lots	93,000	72,500	28.3%

Upcoming Auctions

Ritchie Bros. has 130+ live unreserved auctions listed on the calendar at rbauction.com, including massive auctions in Houston, Texas and Edmonton, Alberta in April.

More than 3,700+ equipment items and trucks will be sold in the two-day Houston auction (April 20 – 21, 2016), including 100+ excavators, 65+ compactors, 40+ loaders, 300+ truck tractors, 260+ trailers and more.

The following week, Ritchie Bros. will conduct its first-ever five-day Canadian auction at its Edmonton site (April 26 – 30, 2016). More than 9,450+ items will be sold in the mega-auction—the most ever sold in Canada. Specific highlights include 210+ excavators, 210 compactors, 190+ loaders, 170+ dozers, 220 truck tractors, 950+ trailers, and a lot more.

Other upcoming auction highlights include:

•	Moerdijk, The Netherlands (April 21 – 22, 2016)
•	Fort Worth, Texas (May 4 – 5, 2016)
•	A mining equipment auction in Hazard, Kentucky (May 5, 2016)
•	Back-to-back North Dakota auctions in Williston (May 12) and Minot (May 13, 2016)
•	Toronto, Ontario (May 11 – 12, 2016)
•	Dubai, United Arab Emirates (May 24 – 25, 2016)
•	Montreal, Quebec (May 25 – 26, 2016)
•	Denver, Colorado (June 8)

Monthly Auction Metrics

Detailed monthly auction metrics for April 2016 and prior months are available on the company’s investor relations website: investor.ritchiebros.com/historical-auction-metrics

News Release

First quarter 2016 Earnings release date

Ritchie Bros. will report its first quarter 2016 results information before NYSE and TSX markets open on Monday, May 9, 2016. The earnings call will take place later that morning. Detailed conference call information will be available on the Company’s investor relations website prior to this date: investor.ritchiebros.com

All quarterly and monthly figures contained in this news release are preliminary, and are subject to adjustment as final results are processed. Monthly auction metrics should not be considered indicative of quarterly, annual or future performance. Auction metrics and corporate performance vary considerably month-to-month, due to the number of auctions held each month and seasonal factors. Ritchie Bros.’ actual results could differ materially from those implied by this monthly auction disclosure. Investors are encouraged to review Ritchie Bros.’ performance on a 12-month rolling or annual basis before making investing decisions.

About Ritchie Bros.

Established in 1958, Ritchie Bros. (NYSE and TSX: RBA) is the world’s largest seller of used equipment for the construction, transportation, agriculture, material handling, energy, mining, forestry, marine and other industries. Ritchie Bros. TM solutions make it easy for the world’s builders to buy and sell equipment with confidence, including live unreserved public auctions with on-site and online bidding (rbauction.com), the EquipmentOneTM secure online marketplace (EquipmentOne.com), a professional corporate asset management program, and a range of value-added services, including equipment financing for customers through Ritchie Bros. Financial Services (rbauction.com/financing). Ritchie Bros. has operations in 19 countries, including 44 auction sites worldwide. Learn more at RitchieBros.com.

For more information, please contact:

Jamie Kokoska

Director, Investor Relations

Phone: 1.778.331.5219

Email: jkokoska@rbauction.com

Ian Malinski

Corporate Communications Lead

Phone: +1.778.331.5432

Email: CorpComm@rbauction.com